                                                                  Exhibit 11 (a)

              EMONS TRANSPORTATION GROUP, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE CALCULATION

                                                                            Three Months                     Six Months
                                                                      --------------------------      --------------------------
                                                                                        Fully                           Fully
                                                                        Primary        Diluted          Primary        Diluted
                                                                          EPS            EPS              EPS            EPS
                                                                        -------        -------          -------        -------
Period Ended December 31, 1996
------------------------------

 A. Average number of common shares outstanding                        5,745,570       5,745,570       5,727,597       5,727,597
 B. Average number of common share equivalents assuming
      conversion of options (calculated using the treasury method)       562,428         594,413         513,112         579,813
                                                                      ----------      ----------      ----------      ----------
 C. Subtotal                                                           6,307,998       6,339,983       6,240,709       6,307,410
 D. Average number of common share equivalents assuming
      conversion of convertible preferred stock                        1,509,325       1,509,325       1,510,766       1,510,766
                                                                      ----------      ----------      ----------      ----------
 E. Total average common share and common share equivalents            7,817,323       7,849,308       7,751,475       7,818,176
 F. Net income                                                       $   203,969     $   203,969     $   379,516     $   379,516
 G. Preferred dividend requirements                                       58,696          58,696         117,504         117,504
                                                                      ----------      ----------      ----------      ----------
 H. Earnings applicable to common stock                                  145,273         145,273         262,012         262,012
 I. Earnings per share - no conversion of preferred stock (H/C)      $      0.02     $      0.02 (1) $      0.04     $      0.04 (1)
 J. Earnings per share - assuming conversion of preferred stock (F/E)       0.03 (1)        0.03 (1)        0.05 (1)        0.05 (1)

Period Ended December 31, 1995
------------------------------

 A. Average number of common shares outstanding                        5,685,907       5,685,907       5,679,224       5,679,224
 B. Average number of common share equivalents assuming
      conversion of options (calculated using the treasury method)       481,705         481,705         440,579         455,199
                                                                      ----------      ----------      ----------      ----------
 C. Subtotal                                                           6,167,612       6,167,612       6,119,803       6,134,423
 D. Average number of common share equivalents assuming
      conversion of convertible preferred stock                        1,537,988       1,537,988       1,544,673       1,544,673
                                                                      ----------      ----------      ----------      ----------
 E. Total average common share and common share equivalents            7,705,600       7,705,600       7,664,476       7,679,096
 F. Net income                                                       $   101,051     $   101,051     $   318,705     $   318,705
 G. Preferred dividend requirements                                       59,811          59,811         120,141         120,141
                                                                      ----------      ----------      ----------      ----------
 H. Earnings applicable to common stock                                   41,240          41,240         198,564         198,564
 I. Earnings per share - no conversion of preferred stock (H/C)      $      0.01     $      0.01 (1) $      0.03     $      0.03 (1)
 J. Earnings per share - assuming conversion of preferred stock (F/E)       0.01 (1)        0.01 (1)        0.04 (1)        0.04 (1)


    (1)  Not material or anti-dilutive.


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